EXHIBIT 4.3.16


                            CERTIFICATE OF SECRETARY

         I, JOHN M. LOWBER, the duly elected and acting Secretary of General Communication, Inc., an Alaska corporation, do hereby certify and declare that the resolution of the Board of Directors contained in the minutes of its meeting attached hereto as Exhibit 4.3.16A and the copies of Amendment Nos. 1 and 2 referred to in that resolution and attached hereto as Exhibits 4.3.16B and 4.3.16C, respectively, are true and correct copies of that resolution and those amendments as contained in those minutes duly adopted by the Board of Directors of General Communication, Inc. at its meeting held on November 29, 2001.

         Executed this 24 day of June, 2003 at Anchorage, Alaska.

                           GENERAL COMMUNICATION, INC.



                           By: /s/
                               John M. Lowber, Secretary


         SUBSCRIBED AND SWORN TO before me this 24 day of June, 2003.



                                  /s/ C. Mills
                                  Notary Public in and for Alaska
                                  My Commission Expires: May 17, 2006